Exhibit 99.2

Agile Therapeutics Announces Proposed Offering of Common Stock

PRINCETON, N.J., August 2, 2017 — Agile Therapeutics, Inc. (Nasdaq: AGRX), a forward-thinking women’s healthcare company, today announced that it intends to offer and sell shares of its common stock, subject to market and other conditions, in an underwritten public offering. All shares being offered are to be sold by Agile Therapeutics.  Agile Therapeutics intends to grant the underwriters a 30-day option to purchase an additional fifteen percent of the shares of common stock offered in the public offering.

The joint book-running managers for the offering are William Blair, RBC Capital Markets, and Cantor Fitzgerald & Co.

The shares of common stock described above are being offered by Agile Therapeutics pursuant to its shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission.  The offering is being made only by means of a preliminary prospectus supplement and the accompanying prospectus, copies of which may be obtained, when available, from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606; Telephone: (800) 621-0687 or by email at prospectus@williamblair.com, RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; Tel: (877) 822-4089; email: equityprospectus@rbccm.com; and Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 6th Floor New York, New York 10022; email: prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agile Therapeutics, Inc.

Agile Therapeutics is a forward-thinking women’s healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our lead product candidate, Twirla®, (ethinyl estradiol and levonorgestrel transdermal system), also known as AG200-15, is a once-weekly prescription contraceptive patch that recently completed Phase 3 trials. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to provide advantages over currently available patches and is intended to optimize patch adhesion and patient wearability.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to our public offering and potential market opportunity for our product candidates. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,”

“plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and such other factors.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our prospectus supplement to be filed with the Securities and Exchange Commission (SEC) on August 2, 2017 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Quarterly Report on Form 10-Q filed with the SEC on July 28, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source:  Agile Therapeutics

Contact:  Mary Coleman — 609-356-1921